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                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                              GEMINI GENOMICS PLC

             (Exact name of registrant as specified in its charter)

        ENGLAND AND WALES                     NOT APPLICABLE
 (State or other jurisdiction of     (I.R.S. Employer Identification
  incorporation or organization)                   No.)

                         162 SCIENCE PARK, MILTON ROAD
                           CAMBRIDGE CB4 0GH, ENGLAND
              (Address of Principal Executive Offices) (Zip Code)

                              GEMINI GENOMICS PLC
                           COMPANY SHARE OPTION PLAN
                   INTERNATIONAL EXECUTIVE SHARE OPTION PLAN
                         INDIVIDUAL SHARE OPTION PLANS
                              (Full Title of Plan)
                           --------------------------

                             CT CORPORATION SYSTEMS
                         111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                    (Name and address of agent for service)

                                 (212) 894-8940
         (Telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:
                                 DANIEL BUSHNER
                 CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP
                             200 ALDERSGATE STREET
                            LONDON EC1A 4JJ, ENGLAND
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

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
                                                                     PROPOSED             PROPOSED
                                                                      MAXIMUM             MAXIMUM
            TITLE OF SECURITIES                 AMOUNT TO BE      OFFERING PRICE         AGGREGATE            AMOUNT OF
              TO BE REGISTERED                  REGISTERED(1)        PER SHARE         OFFERING PRICE     REGISTRATION FEE
COMPANY SHARE OPTION PLAN:
  Ordinary Shares, nominal value GBP 0.05
    each(2)
    Share Option Plan Part A................   315,580 shares        $2.07(3)          $652,174.07(3)          $172.18
    Share Option Plan Part B................  1,760,180 shares       $1.68(3)         $2,949,544.00(3)         $778.68
    Share Option Plan Part B................   263,814 shares        $7.00(4)         $1,846,698.00(4)         $487.53
INTERNATIONAL EXECUTIVE SHARE OPTION PLAN:
  Ordinary Shares, nominal value GBP 0.05
    each(2)
    International Share Option Plan.........   214,752 shares        $7.00(3)         $1,503,138.00(3)         $396.83
INDIVIDUAL SHARE OPTION PLANS:
  Ordinary Shares, nominal value GBP 0.05
    each(2)
    Individual Share Option Instruments.....  1,639,660 shares       $1.13(3)         $1,857,270.10(3)         $490.32
    Individual Share Option Instruments.....  2,381,246 shares       $7.00(4)        $16,668,722.80(4)        $4,400.54
                                              6,575,232 shares                         $25,477,547.00         $6,726.08

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Ordinary Shares issued to prevent dilution resulting from stock dividends, stock splits or similar transaction.

(2) American Depositary Receipts evidencing American Depositary Shares issuable upon deposit of the Ordinary Shares being registered have been registered under a separate Registration Statement on Form F-6 (File No. 333-11810).
    Each American Depositary Share represents two Ordinary Shares.

(3) Calculated pursuant to Rule 457(h) on the basis of the average weighted exercise price of the outstanding option shares under the Company Share
    Option Plan, the Individual Share Option Plans and the International
    Executive Share Option Plan as at 29 November 2000.

(4) Calculated pursuant to Rule 457(h) on the basis of the Offering Price per American Depositary Share representing two ordinary shares of the Registrant.

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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Pursuant to the requirements of the Note to Part I of Form S-8 and Rule
428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Prospectus distributed to employees of Gemini Genomics plc who held options granted under
(i) the Company Share Option Plan; (ii) the Individual Share Option Plans; and
(iii) the International Executive Share Option Plan. These Prospectuses, together with the documents incorporated by reference as described in Item 3 of
Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                                      I-1
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                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are incorporated by reference in this Registration
Statement:

        (a) The Registrant's Registration Statement on Form F-1 (File
    No. 333-12170);

        (b) The Registrant's and The Bank of New York's (as Depositary)
    Registration Statement on Form F-6 (File No. 333-12162);

        (c) The description of the Registrant's ordinary shares contained in the Registrant's Registration Statement on Form 8-A (File No. 0-30846) under the
    Securities Exchange Act of 1934 (including any amendments or reports filed for the purpose of updating such description); and

        (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Except as hereinafter set forth, there is no provision of the Registrant's
Memorandum of Association or Articles of Association or any contract, arrangement or statute under which any of the Registrant's controlling persons, directors or officers is insured or indemnified in any manner against any liability that he may incur in his capacity as such. The Registrant's Articles of Association provide that to the extent permitted by applicable law, and, if the board so resolves, every director, secretary or other officer and any auditors of the Registrant shall be indemnified by the Registrant out of the Registrant's own funds against and/or exempted by the Registrant from any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material guilt or breach of duty or breach of trust on his part) or in which he is acquitted or in connection with any application under any statute in which relief is granted to him by a court. In addition, to the extent permitted by applicable law, the board of directors has power to purchase and maintain insurance at the Registrant's expense for the benefit of any person who is or was at any time a director, officer or employee of any "Relevant
Company" (as defined below) or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant
Company are interested, indemnifying such persons against any liability incurred by them in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of his or her powers and/or otherwise in relation to his or her duties, power or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme. For these purposes, "Relevant Company" means the Registrant or any subsidiary undertaking of the Registrant.

                                      II-1
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    Section 310 of the Companies Act provides:

        (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

        (2) Except as provided by the following sub-section, any such provision is void.

        (3) This section does not prevent a company:

           (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

           (b) from indemnifying any such officer or auditor against liability incurred by him: (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or
       (ii) in connection with any application under Section 144(3) or
       (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

    The Registrant's directors and officers are insured against certain liabilities that they may incur in their capacity as such under a liability insurance policy carried by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    The following documents are filed with or incorporated by reference in this Registration Statement:

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
Exhibit 5.   Opinion of CMS Cameron McKenna.

Exhibit 24.  Consents of Experts and Counsel.

             (i) CMS Cameron McKenna (attorneys)--included in Exhibit 5

             (ii) Ernst & Young

Exhibit 25.  Power of Attorney--on signature pages.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      II-2
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           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, England, on January 5, 2001.

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
                                                       GEMINI GENOMICS PLC

                                                       By:                /s/ PAUL KELLY
                                                             -----------------------------------------
                                                            Name:  Paul Kelly
                                                            Title: Chief Executive Officer, Director

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Kelly, Tony Ratcliffe and Roger Dickinson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 5, 2001.

           /s/ MICHAEL FITZGERALD                             /s/ PAUL KELLY
--------------------------------------------   --------------------------------------------
Name:  Michael Fitzgerald                      Name:  Paul Kelly
       Chairman of the Board of Directors             Chief Executive Officer, Director

             /s/ TONY RATCLIFFE                            /s/ SIR WALTER BODMER
--------------------------------------------   --------------------------------------------
Name:  Tony Ratcliffe                          Name:  Sir Walter Bodmer
       Chief Financial and Accounting Officer         Director

              /s/ JEREMY INGALL                           /s/ ROBERTO ROSENKRANZ
--------------------------------------------   --------------------------------------------
Name:  Jeremy Ingall                           Name:  Roberto Rosenkranz
       Director                                       Director

             /s/ DONALD PUGLISI
--------------------------------------------
Name:  Donald Puglisi
       Authorized Representative in the
       United States

                                 EXHIBIT INDEX

    EXHIBIT
----------------
Exhibit 5         Opinion of CMS Cameron McKenna

Exhibit 24(i)     Consent of CMS Cameron McKenna (attorneys)--included in
                  Exhibit 5

        (ii)      Consent of Ernst & Young (accountants)

Exhibit 25 Powers of Attorney--on signature pages (included in page II-4)